SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 4, 2002

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 Science Center Drive,
                              San Diego, California
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)


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Item 5.  Other Events

     On April 1, 2002, the Company received notice from a collaboration partner of its intent to sell up to 3,023,329 shares of our common stock, of which 412,504 shares are subject to Rule 144 restrictions. We have a right, exercisable for five (5) business days following the notice, to purchase all or none of those shares at prices specified on our stock purchase agreement with the partner.

     The Company has elected not to exercise its purchase rights. Under the stock purchase agreement, and following our election, the partner may sell the shares to others at any time within ninety (90) days of the expiration of its offer to the Company. Unless otherwise agreed, if all of the shares are not sold during those 90 days, our partner must submit subsequent offer notices to the Company. Absent such agreement, we anticipate that our partner will continue to submit such offer notices to the extent it does not sell all of the shares of our common stock during the current 90-day period. We have in the past received such notices from this partner and other partners. In some cases our partners, including this partner, did not sell shares following their notices to us.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                           LIGAND PHARMACEUTICALS INCORPORATED



Date :  April 4, 2002      By:      /S/WARNER BROADDUS
                           Name:    Warner Broaddus
                           Title:   Vice President, General Counsel & Secretary